As filed with the Securities and Exchange Commission on December 29, 2016
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXACTECH, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2603930
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

2320 Northwest 66th Court
Gainesville, Florida 32653
(Address of Principal Executive Offices)

Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan
Exactech, Inc. 2009 Employee Stock Purchase Plan
(Full title of the Plan)

Joel C. Phillips
Chief Financial Officer
2320 Northwest 66th Court
Gainesville, Florida 32653
(Name and address of agent for service)

(352) 377-1140
Telephone number, including area code, of agent for service

Copies to:
Jaret L. Davis, Esq.
Drew M. Altman, Esq.
Greenberg Traurig, P.A.
333 S.E. 2nd Ave.
Suite 4400
Miami, Florida 33131
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share (Reserved for issuance under the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan (the “2009 Plan”)).	500,000	$28.15	$14,075,000	$1,639.29
Common Stock, par value $0.01 per share (Reserved for issuance under the Exactech, Inc. 2009 Employee Stock Purchase Plan (the “ESPP”)).	150,000	$28.15	$4,222,500	$489.39
Totals	650,000		$18,297,500	$2,120.68

(1)
Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, $0.01 par value per share (“Common Stock”), of Exactech, Inc. (the “Registrant”), which become issuable under the 2009 Plan and the ESPP (together, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low prices of a share of Common Stock as reported on the NASDAQ Global Market on December 27, 2016.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is being filed to register an aggregate of an additional Six Hundred Fifty Thousand (650,000) shares of Common Stock of the Registrant for offer and sale under the Plans, of which Five Hundred Thousand (500,000) shares are available for offer and sale under the 2009 Plan, and One Hundred Fifty Thousand (150,000) shares are available for offer and sale under the ESPP. The earlier Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission on July 1, 2009 (File No. 333-160402) relating to the Plans is hereby incorporated by reference in this Registration Statement. This incorporation by reference is made under General Instruction E to Form S-8 in respect of the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plans.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gainesville, State of Florida, on this 29th day of December, 2016.

EXACTECH, INC.
By:	/s/ David W. Petty
David W. Petty
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Joel C. Philips
Executive Vice President, Chief Financial Officer
and Treasurer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY
Each person whose signature appears below hereby appoints David W. Petty and Joel C. Phillips his true and lawful attorney-in-fact, each acting alone, with full powers of substitution and resubstitution, with authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate. Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David W. Petty	Chief Executive Officer, President and Director	December 29, 2016
David W. Petty	(Principal Executive Officer)

/s/ William Petty	Executive Chairman	December 29, 2016
William Petty, M.D.	Chairman of the Board

/s/ Joel C. Philips	Executive Vice President, Chief Financial Officer	December 29, 2016
Joel C. Philips	and Treasurer
(Principal Financial and Accounting Officer)
/s/ James G. Binch	Director	December 29, 2016
James G. Binch

	Director	December 29, 2016
William B. Locander

/s/ Richard C. Smith	Director	December 29, 2016
Richard C. Smith

/s/ Fern S. Watts	Director	December 29, 2016
Fern S. Watts

/s/ W. Andrew Krusen, Jr.	Director	December 29, 2016
W. Andrew Krusen, Jr.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-002980).
4.2	Articles of Amendment to Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the SEC on March 31, 2003.
4.3	Bylaws, as amended, incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 25, 2010.
4.4
Exactech, Inc. 2009 Executive Incentive Compensation Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2009 Annual Meeting of Shareholders held on May 7, 2009.

4.5
Amendment to Exactech, Inc. 2009 Executive Incentive Compensation Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2011 Annual Meeting of Shareholders held on June 9, 2011.

4.6
Exactech, Inc. 2009 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit B to the Registrant’s Definitive Proxy Statement with respect to its 2009 Annual Meeting of Shareholders held on May 7, 2009.

4.7
Amendment to Exactech, Inc. 2009 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2012 Annual Meeting of Shareholders held on May 3, 2012.

4.8
Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2014 Annual Meeting of Shareholders held on May 8, 2014.

4.9
Amendment to Exactech, Inc. 2009 Employee Stock Purchase Plan, incorporated herein by reference to Exhibit A to the Registrant’s Definitive Proxy Statement with respect to its 2016 Annual Meeting of Shareholders held on May 2, 2016.

5.1	Opinion of Greenberg Traurig, P.A.
23.1	Consent of RSM US LLP
23.2	Consent of Greenberg Traurig, P.A. (contained in its opinion filed as Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature pages hereto)